EXHIBIT INDEX
-------------

1.  Form of Underwriter's Dealer Agreement

2.  Consent of Independent Auditors

3.  Accounting and Pricing Services Agrement

4.  Transfer, Dividend Disbursing , Shareholder Service and Plan Agency
    Agreement

5.  Form of Administration Agreement

6. Powers of Attorney for Donald L. Bogdon, H. Jerome Lerner, Howard J. Levine, Angelo R. Mozilo, Fred A. Rappoport, Oscar P. Robertson, John F. Seymour, Jr. and Sebastiano Sterpa